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                                                                    Exhibit 1


                                    EXHIBIT A
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                         CENTURY BUSINESS SERVICES, INC.

                              AMENDED AND RESTATED
                         1996 EMPLOYEE STOCK OPTION PLAN

         1. STATEMENT OF PURPOSE. This 1996 Employee Stock Option Plan (the "Plan") is to benefit Century Business Services, Inc. fka International Alliance Services, Inc., a Delaware corporation and its subsidiaries (collectively, the "Company"), through the maintenance and development of their respective businesses by offering certain present and future key employees and officers, non-employee directors and independent contractors providing services to the Company, a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company.

         2. ELIGIBILITY. Options shall be granted only to key employees, including officers and independent contractors or consultants and non-employee directors performing services for the Company (the "Employees") selected from time to time by the Committee (or, in the case of awards to non-employee directors, the Board of Directors (the "Board")) on the basis of their importance to the business of the Company (collectively, the "Participants"or "Optionees").

         3. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee"), consisting of two or more persons appointed by the Board who are both outside directors (as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"). The Committee's interpretation of the terms and provisions of the Plan shall be final and conclusive. The selection of Employees, for participation in the Plan and all decisions concerning the terms, timing, pricing and amount of any grant or award to Employees under the Plan shall be made solely by the Committee. The selection, terms, timing, pricing and amount of any grant or award to non-employee directors, including members of the Committee, shall be made solely by the Board.

         4. GRANTING OF OPTIONS. Options under which a total of not in excess of 2,500,000 shares of the $.01 par value common stock of the Company ("Common Stock") may be purchased from the Company, subject to adjustment as provided in
Section 10. In the event that an option expires or is terminated, canceled or unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock. Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any Optionee any right to be continued in the employment of the Company or as a director or consultant to the Company, or interfere in any way with the right of the Company to terminate his employment or consulting relationship at any time.

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         5. OPTION PRICE. The option price shall be determined by the Committee
(or, in the case of awards to non-employee directors, the Board) at the time the option is granted and, subject to the provisions of Section 10 hereof, shall be not less than the fair market value at the time the option is granted of the shares of Common Stock subject to the Option. The date of grant shall be the date of the Committee or Board action, unless a subsequent date is specified by the Committee.

         6. DURATION OF OPTIONS, INCREMENTS AND EXTENSIONS. Subject to the provisions of Section 8 hereof, each option shall be for such term of not more than six years, as shall be determined by the Committee (or, in the case of awards to non-employee directors, the Board) at the time the option is granted, which termination date shall be set forth in the Option Agreement. Each option shall vest and become exercisable with respect to 20% of the total number of shares subject to the option on the first anniversary of its grant and with respect to each additional 20% at the end of each of the succeeding four such anniversary dates. Notwithstanding the foregoing, the Committee (or, in the case of awards to non-employee directors, the Board) may in its discretion: (i) specifically provide for another time or times of exercise at the time the option is granted; (ii) accelerate the exerciseability of any option subject to such terms and conditions as the Committee (or, in the case of awards to non-employee directors, the Board) deems necessary and appropriate; or (iii) at any time prior to the expiration or termination of any option previously granted, extend the term of any option (including such options held by officers) for such additional period as the Committee (or, in the case of awards to non-employee directors, the Board) in its discretion shall determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed six years. Subject to the foregoing, all or any part of the shares to which the right to purchase has vested may be purchased at the time of such vesting or at any time or times thereafter during the option period. Without limiting the foregoing, the Committee (or, in the case of awards to non-employee directors, the Board), subject to the terms and conditions of the Plan, may in its sole discretion, provide that an option may be exercised immediately upon grant or that it may not be exercised in whole or in part for any period or periods of time during which such option is outstanding; provided, however, that any vesting requirement or other such limitation on the exercise of an option may be rescinded, modified or waived by the Committee (or, in the case of awards to non-employee directors, the Board), in its sole discretion, at any time and from time to time after the date of grant of such option, so as to accelerate the time at which the option may be exercised.

         7. EXERCISE OF OPTION. As a condition to the exercise of any option, the "Quoted Price" (as defined below) per share of Common Stock on the date of exercise must be equal to or exceed the option price referred to in Section 5 hereof. An option may be exercised by giving written notice to the Company, attention of the Secretary, in the form of an Exercise Notice, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either: (i) in cash; (ii) by check; (iii) if so approved by the Committee, by a promissory note in a form specified by the Company and payable to the Company no later than fifteen business days after the date of exercise of the option; (iv) if so approved by the Committee, by shares of the Common Stock of the Company; or (v) by a combination of these methods of payment. The "Quoted Price" and the per share value of Common Stock for purposes of paying the option price in accordance with the immediately preceding sentence shall equal the closing selling price per share of Common Stock

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on the date in question on the Nasdaq Stock Market or the principal stock exchange upon which the Company's Common Stock is listed (the "Exchange"). The right to pay the purchase price of shares by delivery of a promissory note shall not be available to any Optionee who is a person described in Section 16(a) of the 1934 Act.

         At the time of the exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his heirs, legatees, or legal representatives, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         At the time of the exercise of any option the Committee may require, as a condition of the exercise of such option, the Optionee to: (i) pay the Company an amount equal to the amount of tax the Company may be required to withhold for federal income tax purposes as a result of the exercise of such option by the Optionee; (ii) make such other arrangements with the Company which would enable the Company to pay such withholding tax, including, without limitation, holding back a number of shares issuable upon exercise of the option equal to the amount of such withholding tax, or permitting the Optionee to deliver a promissory note in a form specified by the Committee or withhold taxes from other compensation payable to the Optionee by the Company; or (iii) a combination of the foregoing.

         8. TERMINATION OF RELATIONSHIP-EXERCISE THEREAFTER. Except as otherwise specifically provided in any Option Agreement evidencing an option granted hereunder (or an amendment thereto), in the event the relationship between the Company and an Optionee is terminated for any reason other than death, permanent disability, voluntary termination or willful misconduct, gross negligence or other termination for cause, such Optionee's unvested options shall immediately terminate and the Optionee's vested options shall thereafter expire and all rights to purchase shares pursuant thereto shall terminate three (3) months following the date of termination of the relationship, but in no event after the expiration date of the option. Temporary absence from employment or as a consultant because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or consulting relationship or to interrupt continuous employment or consulting relationship. Notwithstanding the foregoing provisions of this Section 8, the Committee, in its sole discretion, may provide that following the termination of employment or service of an Optionee with the Company absent cause (such as in the case of a sale or transfer of a unit or division of the

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Company or the spin-off of a corporation of the Company), such Optionee may exercise an option, in whole or in part, at any time subsequent to such termination of employment or service and prior to expiration of the option pursuant to its original terms (as specified in the Option Agreement setting forth the terms of such option grant) either subject to or without regard to any vesting or other limitations on exercise. The Committee shall be specifically empowered to extend the term of an option (but not beyond six years from the date of grant thereof) and modify the vesting provisions of the option in the event the corporation or unit or division for whom the Optionee provides services is sold or otherwise transferred such that it is no longer a part of the Company.

         In the event of termination of said relationship because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), the option may be exercised in full, without regard to any installments established under Section 6 hereof, by the Optionee or, if he is not living, by his heirs, legatees or legal representative (as the case may be) during its specified term prior to three years after the date of death, permanent disability or retirement, or such longer period as the Committee may prescribe, but in no event after the expiration date of the option.

         If the employment or rendering of services to the Company, of a Participant to whom an option shall have been granted under this Plan terminates: (i) for any reason prior to the vesting of such option; (ii) as a result of such person's willful misconduct, gross negligence, or any other termination for cause; or (iii) as a result of the voluntary termination of employment or service by the Participant, then anything to the contrary herein notwithstanding, all such unvested options or portions of options held by such Participant shall terminate on the date notice is given either to or from the Company of termination of employment by or service to the Company; provided, however, that in the event of a termination under clause (iii) above, the Committee may, but shall not be required to, allow the Participant to exercise the Option (to the extent exercisable on the date of termination) at any time within three (3) months after the date of termination (but not beyond the original term of the Option). All factual determinations with respect to the termination of a Participant's employment by, or rendering of services to, the Company that may be relevant under this Section 8 shall be made by the Committee in its sole discretion.

         9. NON-TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, options shall be exercisable only by the Optionee, and options shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         10. ADJUSTMENT. The number of shares available under the Plan and available for grant to any Employee shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted hereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there may be substituted, on an equitable basis as determined by the Committee in its sole discretion, for each share of Common Stock then subject

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to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction, if any; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee may provide for such adjustment in the number of shares of Common Stock then subject to the Plan as the Committee shall in its sole discretion determine, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

         11. NO IMPAIRMENT OF RIGHTS. Nothing contained in the Plan or any option granted pursuant to the Plan shall confer upon any Optionee any right to be continued in the employment of the Company or to be continued as a director or consultant to the Company or interfere in any way with the right of the Company to terminate such employment or consulting relationship and/or to remove any Optionee who is a director from service on the Board at any time in accordance with the provisions of applicable law.

         12. AMENDMENT OF PLAN. The Board may amend or discontinue the Plan at any time. However, no such amendments or discontinuance shall be made without the requisite stockholder approval of the stockholders of the Company if stockholder approval is required as a condition to the Plan continuing to comply with the provisions of Rule 16b-3 or Section 162(m) of the Code. No amendment to the Plan or any Option shall impair the rights of any outstanding Option holder, without such holder's consent.

         13. GOVERNANCE. The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the 1934 Act. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         14. EFFECTIVE DATE OF THE PLAN. The Plan has been adopted by the Board at its meeting on December 9, 1996. The Plan shall become effective when approved by the Company's stockholders. Options may be granted under the Plan prior to its approval by the Company's stockholders, provided that such options may not be exercised prior to the stockholders' approval, and all such options shall expire if the stockholders fail to approve the Plan on or prior to November 30, 1997.

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